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Exhibit 5.1

        [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

June 10, 2005

The Middleby Corporation
1400 Toastmaster Drive
Elgin, Illinois 60120

Re:	The Middleby Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to The Middleby Corporation, a Delaware corporation (the "Company"), in connection with the public offering by certain selling stockholders of the Company (the "Selling Stockholders") of up to 1,401,361 shares (including 182,786 shares subject to an over-allotment option) (the "Secondary Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, the Selling Stockholders and Lehman Brothers, Inc. as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (vi) the Stock Repurchase Agreement, dated December 23, 2004, by and among the Company, William F. Whitman, Jr., Barbara K. Whitman, W. Fifield Whitman III, Laura B. Whitman, the Barbara K. Whitman Irrevocable Trust, the William F. Whitman, Jr. Irrevocable Trust, the Trust dated December 21, 2003 F/B/O Barbara K. Whitman, the Trust dated December 21, 2003 F/B/O Laura B. Whitman, the Trust dated December 21, 2003 F/B/O William Fifield Whitman III, the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust and the W. F. Whitman Family Foundation and (vii) certain resolutions of the Board of Directors of the Company relating to the original issuance and sale of the Secondary Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        We do not express any opinion as to any laws other than the Delaware General Corporation Law that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1